Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

AtlasClear Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

			Fee			Proposed
			Calculation			Maximum	Maximum
			or Carry			Offering	Aggregate		Amount of
	Security		Forward	Amount		Price Per	Offering	Fee	Registration
	Type	Security Class Title	Rule	Registered(1)		Unit	Price	Rate	Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.00001 per share	457(c)	6,800,000	(2)	$0.725(3)	$4,930,000.00	$0.00014760	727.67
Fees Previously Paid	Equity	Common Stock, par value $0.00001 per share	457(c)	7,191,247	(4)	$1.20(5)	$8,629,496.40	$0.00014760	1,273.71
Fees Previously Paid	Equity	Common Stock, par value $0.00001 per share	457(c)	37,885,852	(6)	$0.82(7)	$31,066,398.64	$0.00014760	$4,585.40
		Total Offering Amounts					$39,695,895.04	0.00014760	$6,586.78
		Total Fees Previously Paid							$5,859.11 (8)
		Total Fee Offsets							$––
		Net Fee Due							$727.67

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)	Consists of additional securities of up to 6,800,000 shares of Common Stock issued or issuable to the Selling Stockholders named in this prospectus.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price shown is the average of the high and low selling price of the common stock on July 15, 2024, as reported on the NYSE American LLC.

(4)	Consists of additional securities of up to 7,191,247 shares of Common Stock issued or issuable to the Selling Stockholders named in this prospectus.
(5)

Previously estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price shown is the average of the high and low selling price of the common stock on June 12, 2024, as reported on the NYSE American LLC.

(6)	Consists of an aggregate of up to 37,885,852 shares of Common Stock issued or issuable to the Selling Stockholders named in this prospectus.
(7)

Previously estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price shown is the average of the high and low selling price of the common stock on May 10, 2024, as reported on the NYSE American LLC.

(8)

The Registrant previously paid $4,585.40 in connection with the initial public filing of this registration statement, filed with the Securities and Exchange Commission (the “SEC”) on May 14, 2024 and $1,273.71 in connection with the filing of Amendment No. 1 to the registration statement, filed with the SEC on June 14, 2024.